UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: December 29, 2005)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On December 29, 2005, Roger K. Brooks, Chairman and Chief Executive Officer of the Company, retired from his positions as an officer, employee and director. Following his retirement, Mr. Brooks will provide consulting services to the Company as detailed in the Company’s Current Report on Form 8-K dated February 11, 2005. Thomas C. Godlasky, president and chief operating officer of the Company, continued as president and became chairman and chief executive officer concurrent with Mr. Brooks’ retirement.
Mr. Godlasky became president and chief operating officer of the Company in November 2003 and was executive vice president and chief investment officer of the Company and predecessor or affiliated companies from January 1995 to November 2003. Mr. Godlasky had also been president of AmerUs Capital Management from January 1998 to November 2003. From February 1988 to January 1995, he was manager of the Fixed Income and Derivatives Department of Providian Corporation, Louisville, Kentucky. Mr. Godlasky has been a director since November 2003, when he was elected president and chief operating officer of the Company. His current term expires in 2007. He is 50 years of age.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Melinda S. Urion
Melinda S. Urion
Executive Vice President, Chief Financial Officer & Treasurer

Dated: January 4, 2006